Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated July 13, 2011 for Ludic Labs, Inc. and Goodrec, Inc. in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-174661) and related Prospectus of Groupon, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

August 9, 2011